Exhibit 5.1

August 5, 2015

Surgical Care Affiliates, Inc.

520 Lake Cook Road, Suite 250

Deerfield, Illinois 60015

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Surgical Care Affiliates, Inc., a Delaware corporation (the “Company”), in connection with the registration statement on Form S-3 (the “Registration Statement”) being filed this date by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”). The Common Stock may be issued and sold or delivered from time to time as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the “Prospectus”) and supplements to the Prospectus and pursuant to Rule 415 under the Securities Act. This opinion is being furnished in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K, as promulgated by the Commission.

We have examined the Registration Statement and the Certificate of Incorporation and Bylaws of the Company, each of which has been filed with the Commission and incorporated by reference as an exhibit to the Registration Statement. We have also examined and relied upon the originals, or copies certified or otherwise identified to our satisfaction, of such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.

In rendering the opinion expressed below, we have assumed the genuineness of all signatures on all documents examined by us, the legal competence and capacity of natural persons, the authenticity of documents submitted to us as originals, and the conformity with authentic original documents of all documents submitted to us as copies or by facsimile or other means of electronic transmission, or that we obtained from the Commission’s Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”) or other sites maintained by a court or governmental authority or regulatory body and the authenticity of the originals of such latter documents. If any documents that we examined in printed, word processed or similar form have been filed with the Commission on EDGAR or such court or governmental authority or regulatory body, we have assumed that the document so filed is identical to the document that we examined except for formatting changes.

1901 Sixth Ave. North / 2400 Regions Harbert Plaza / Birmingham, AL 35203 / 205.254.1000 / maynardcooper.com

Surgical Care Affiliates, Inc.

August 5, 2015

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that, assuming (a) the taking by the Board of Directors of the Company or a duly authorized committee thereof of all necessary corporate action to authorize and approve the issuance of the Common Stock and (b) due issuance and delivery of the Common Stock, upon payment of the consideration thereof in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors of the Company or a duly authorized committee thereof, the Common Stock will be validly issued, fully paid and nonassessable.

Our opinion expressed above is limited to the General Corporation Law of the State of Delaware, and we do not express any opinion with respect to the law of any other jurisdiction or to the securities or “blue sky” laws of any jurisdiction.

Our opinion expressed above is made as of the date hereof and is subject to, and may be limited by, future changes in the factual matters set forth herein, and we undertake no duty to advise you of the same. The opinion set forth herein is based upon the law in effect (and published or otherwise generally available) on the date hereof, and we assume no obligation to revise or supplement this opinion should such law be changed by legislative action, judicial decision or otherwise. In rendering our opinion, we have not considered, and hereby disclaim any opinion as to, the application or impact of any laws, cases, decisions, rules or regulations of any other jurisdiction, court or administrative agency.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Maynard, Cooper & Gale, P.C.